Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-1 Nos. 333-213421, 333-217169 and 333-217680) of AmpliPhi Biosciences Corporation,
(2)	Registration Statement (Form S-3 No. 333-210974) of AmpliPhi Biosciences Corporation,
(3)	Registration Statement (Form S-8 No. 333-203455) pertaining to the 2012 Stock Incentive Plan and 2013 Stock Incentive Plan,
(4)	Registration Statement (Form S-8 No. 333-221564) pertaining to the AmpliPhi Biosciences Corporation 2016 Equity Incentive Plan, and
(5)	Registration Statements (Form S-8 Nos. 333-212183 and 333-217563) pertaining to the AmpliPhi Biosciences Corporation 2016 Employee Stock Purchase Plan and AmpliPhi Biosciences Corporation 2016 Equity Incentive Plan;

of our report dated March 14, 2018, with respect to the consolidated financial statements of AmpliPhi Biosciences Corporation included in this Annual Report (Form 10-K) of AmpliPhi Biosciences Corporation for the year ended December 31, 2017.

/s/ Ernst & Young LLP

San Diego, California
March 14, 2018